UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

SMTP, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Tara Blvd., Suite 430, Nashua, NH	03062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 877-705-9362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Richard Carlson

On July 31, 2015 the registrant’s board of directors elected Richard Carlson as the President of the registrant where he will be responsible for marketing, product and operations. He will also continue to serve as President of SharpSpring, Inc. (“SharpSpring”), the registrant’s wholly owned subsidiary. There is no change to Mr. Carlson’s compensation as a result of his appointment as President of the registrant. Mr. Carlson continues as an Executive Officer of the registrant for Section 16 Purposes.

Mr. Carlson, age 42 has most recently served as the President of SharpSpring, where he was responsible for overseeing SharpSpring. He has served in that capacity since the registrant acquired the assets of RCTW, LLC, a Delaware limited liability company, f/k/a SharpSpring, LLC (“RCTW”) on August 15, 2014. Prior to that time, from December 2011 to August 15, 2014, he served as president of RCTW. From April 2009 to December 2011, Mr. Carlson served as the Managing Director of US Operations for Panda Security, an Internet security software company.

On August 15, 2014, pursuant to the an Asset Purchase Agreement (“Asset Purchase Agreement”) with RCTW, and subject to the terms and conditions contained therein, at the closing, RCTW sold to the registrant the purchased assets, and the registrant assumed RCTW’s assumed liabilities, all as more fully described in the Asset Purchase Agreement. At the closing, $5,000,000 of the purchase price was paid in cash by the registrant to RCTW. On May 18, 2015, the registrant entered into a Subscription Agreement with RCTW for the issuance of 545,455 shares of Common Stock to RCTW for an aggregate value of $3,000,000, which represented a pre-payment in satisfaction of an equal amount of the earn-out due and payable by the registrant to RCTW under the Asset Purchase Agreement. The closing occurred on May 21, 2015. Additionally, on May 21, 2015, the registrant made a pre-payment of $2,000,000 in cash to RCTW in satisfaction of an equal amount of the earn-out due and payable by the Company to RCTW under the Asset Purchase Agreement. The remaining $1,000,000 of the Cash Earn Out (as defined in the Asset Purchase Agreement) and the Stock Earn Out (as defined in the Asset Purchase Agreement) shall be paid out in full, with such payments being made on the date specified by the Asset Purchase Agreement. The Cash Earn-Out component and Stock Earn-Out Stock component are secured pursuant to a security agreement executed by SharpSpring, granting a security interest to RCTW in the purchased assets; and a pledge agreement executed by the registrant, granting a security interest to RCTW in 100% of the capital stock of SharpSpring.

Item 8.01

Other Events.

Press Release

On July 31, 2015, the registrant issued a press release announcing the election of Richard Carlson as the President of the registrant. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement (incorporated by reference to the registrant’s first Form 8-K filed on August 15, 2014)
10.1	Employee Agreement – Richard Carlson (incorporated by reference to the Company’s Form 8-K filed November 12, 2014)
10.2	Employee Agreement Amendment – Richard Carlson (incorporated by reference to the registrant’s Form 8-K filed on June 24, 2015)
10.3	Employee Agreement Amendment – Richard Carlson
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTP, INC.

By:	/s/ Edward S. Lawton
Edward S. Lawton,
Chief Financial Officer

Dated: July 31, 2015